Exhibit 23.5

CONSENT OF JONES LANG LASALLE AMERICAS, INC.

We hereby consent to the (1) use of our name in the Registration Statement (including without limitation under the headings “Market, Industry, and Other Data,” “Prospectus Summary,” “Industry and Market Data,” “Our Business and Properties” and “Experts”) to be filed by Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), on Form S-11 and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (2) references to and inclusion of the information derived from the market study (the “market study”) prepared by Jones Lang LaSalle Americas, Inc. for the Company in, and making the information derived from the market study part of, the Registration Statement, including without limitation under the headings “Market, Industry, and Other Data,” “Prospectus Summary,” “Industry and Market Data” and “Our Business and Properties” and (3) filing of this consent as an exhibit to the Registration Statement.
Dated: June 21, 2021
Jones Lang LaSalle Americas, Inc.

By: /s/ Audrey Symes____________
Audrey Symes
Director, Research Advisory